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                                                                     EXHIBIT 4.3

                             CAREER HORIZONS, INC.
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                     1990 TERMINAL VALUE STOCK OPTION PLAN
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        1.  PURPOSE OF PLAN.  This 1990 Terminal Value Stock Option Plan (the
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"Plan") is intended to encourage ownership of Common Stock, $0.01 par value per share ("Common Stock"), of Career Horizons, Inc., a Delaware corporation (the "Company"), by management employees of the Company and its subsidiaries and to provide additional incentive for them to promote the success of the business.

        2.  SCOPE OF THE PLAN.  An aggregate of 1,200,000 shares of Common Stock
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shall be available and reserved for issue under the Plan, subject to adjustment pursuant to the provisions of Section 10 hereof. If an option should expire or terminate for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have terminated, become available for other options under the Plan. The Common Stock shall not be issued in respect of an option granted hereunder unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of the Company's counsel.


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        3.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by the
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Board of Directors of the Company (the "Board").  Directors of the Company who
are either eligible for options, or to whom options have been granted, may vote on any matters affecting the administration of the Plan or the granting of options under the Plan; provided, however, that no director shall vote upon the granting of an option to himself but any such director may be counted in determining the existence of a quorum at any meeting of the Board at which the Plan is administered or action is taken with respect to the granting of any option hereunder.

        Without limiting the generality of the foregoing, the Board shall have full and final authority in its discretion, subject to the express provisions of the Plan, to (i) determine the fair market value of the Common Stock covered by each option; (ii) determine the management employees of the Company or of any of its subsidiaries to whom, and the time or times at which, options shall be granted; (iii) determine the number of shares to be covered by each option; (iv) determine the consideration, if any, to inure to the Company for each option;
(v) interpret the Plan; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of each option granted hereunder (which need not be identical); (viii) accelerate any exercise date of any option; (ix) authorize any person to execute on behalf of the

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Company an agreement pursuant to which an option was previously granted by the
Board (a "Stock Option Agreement"); and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.

        4.  ELIGIBILITY.  Options may be granted only to management employees
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(including officers and directors who are employees) of the Company or of any of its subsidiaries. An individual who has been granted an option may, if he is otherwise eligible, be granted an additional option or options.

        5.  OPTION PRICE.  The purchase price to be paid for Common Stock
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transferred pursuant to the exercise of an option granted hereunder shall be as set forth in the Stock Option Agreement.

        6.  NON-TRANSFERABILITY OF OPTIONS.  An option granted under the Plan
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shall by its terms not be transferable otherwise than by will or by the laws of descent and distribution, and, except as otherwise provided in Section 9 hereof, an option may be exercised, during the lifetime of the holder of the option, only by such holder.

        7.  EXERCISE OF OPTIONS.  Each option may be exercised in the manner
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provided for in the Stock Option Agreement between the holder of the option and the Company; provided, however, no option shall be exercisable after the end of the sixth calendar month following the fifth anniversary of the date on which it is granted.

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        The purchase price of any shares as to which an option shall be exercisable shall be paid in full at the time of exercise. The holder of an option shall not have any of the rights of a stockholder of the Company with respect to the shares covered by his option until such shares shall have been issued to him upon the purchase of such shares upon exercise of the option in accordance with and in the manner set forth in the Stock Option Agreement.

        8.  CONSIDERATION.  The Board shall determine the consideration flowing
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to the Company in respect of each option granted under the Plan as well as the conditions, if any, which it may deem appropriate to assure that such consideration shall be received by, or shall accrue to, the Company. The consideration specified in any option my be different from the consideration specified in any other option, whether granted at the same or a different time.

        9.  EXERCISE UPON CESSATION OF EMPLOYMENT.  The Board shall make any
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provision under any option granted hereunder which it, in its discretion, shall consider appropriate, regarding the exercisability or the termination of any option granted hereunder in the event that a holder thereof ceases to be an employee of the Company or any of its subsidiaries by reason of his discharge for cause, his voluntary termination of his employment, his death or disability, or any other termination of such holder's employment. In the case of the

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death of a holder of an option granted hereunder, such option may be exercised by the estate of such holder or the person or persons (including the estate of any such person or persons who have died) who acquire the right to exercise the option by bequest or inheritance or, in the case of such disability or other termination, by such holder or his legal representative, in the manner and to the extent set forth in the Stock Option Agreement. Any termination of an option hereunder by reason of cessation of employment shall be without prejudice to any rights or remedies which the Company or any of its subsidiaries may have against the holder of the option under the Stock Option Agreement or otherwise.

        The Stock Option Agreements may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence; provided, however, that all options shall terminate no later than the original date of termination.

        10.  ADJUSTMENTS.  Options granted hereunder shall contain such uniform
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provisions as the Board shall, in its sole judgment, determine for adjustment of the number and class of shares covered thereby, the option prices or both, to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation, or other similar changes or transactions, of or by the

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Company.  In any such event the aggregate number and class of shares available for issuance under the Plan shall be appropriately adjusted and all of the provisions of this Plan with respect to the number and class of shares so available shall likewise be adjusted.

        11.  EFFECTIVENESS OF THE PLAN.  The Plan shall become effective upon
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adoption by the Board; provided, however, that if so required by applicable law, the Plan shall be submitted for approval by the stockholders of the Company promptly after the date of adoption of the Plan by the Board. If such approval is required by applicable law and the stockholders fail to approve the Plan, all options granted hereunder shall be and become null and void.

        12.  TIME OF GRANTING OPTIONS.  The date of grant of an option under the
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Plan shall, for all purposes, be the date on which the Board makes the determination granting such options, and no grant shall be deemed effective under the Plan prior to such date. Notice of the Board's action shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

        13.  TERMINATION AND AMENDMENT OF THE PLAN.  This Plan shall terminate
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on May 31, 2000.  Prior thereto, the Board may terminate the Plan at any time;
provided, however, that any such termination shall not affect any options then outstanding under the Plan.

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        The Board may from time to time make such modifications or amendments to the Plan and, with the consent of the holder of an option, of the terms and conditions of his option, as it shall deem advisable, but may not, without further approval of the stockholders of the Company if such approval is required by applicable law (a) increase the maximum number of shares which shall be available and reserved for issue under the Plan, except as provided in Section
10 hereof, (b) change the employees or class of employees eligible to receive options, or (c) extend the term of the Plan beyond the period provided in the first paragraph of this Section 13.

        Neither the termination nor any modification or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.

        14.  TERMINATION OF RIGHT OF ACTION.  Every right of action arising out
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of or in connection with the Plan by or on behalf of the Company or of any subsidiary thereof, or by any stockholder of the Company or of any subsidiary thereof, against any past, present or future member of the Board or against an employee, or by an employee (past, present or future) against the Company or any subsidiary thereof will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have arisen.

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                               AMENDMENT TO THE
                             CAREER HORIZONS, INC.
                     1990 TERMINAL VALUE STOCK OPTION PLAN

        The Career Horizons, Inc. 1990 Terminal Value Stock Option Plan is hereby amended as follows:

     1. Section 7 of the Plan is hereby amended by adding the following to the end thereof:

        The purchase price of any shares as to which an option shall be exercisable shall be payable in cash or, upon the discretion of the Board, by delivery to the Company of other shares of Common Stock of the Company owned by the holder of the option (to the extent such shares have been held by such person for at least six months prior to such delivery). Shares delivered to the Company in payment of the option price shall be valued at the fair market value of the Common Stock on the day preceding the date of the exercise of the option. Such value shall be determined by the Board.


     2. The Plan is hereby amended by adding a new Section 15 to the end thereof as follows:

        15. WITHHOLDING TAXES. In the case of the issuance or distribution of
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        Common Stock hereunder, the Company, as a condition of such issuance or distribution, shall require the payment (through withholding from the option holder's salary, reduction of the number of shares of Common Stock or other securities to be issued, contemporaneous payment by the option holder or otherwise) of any statutory federal, state, local or foreign taxes to be withheld with respect to such awards.